UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2004

PRENTISS PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-14516	75-2661588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3890 West Northwest Hwy, Suite 400, Dallas, Texas	75220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(214) 654-0886

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 22, 2004, we completed the acquisition of a 1.3 million net rentable square foot class “AA” office building (“Cityplace Office Property”) and an adjacent land parcel located in Dallas, Texas. The Cityplace Office Property and the adjacent land parcel were purchased from an unrelated third party for approximately $124.0 million which was funded primarily with borrowings under our revolving credit facility.

On May 12, 2004, Prentiss Office Investors, L.P., completed the acquisition of a 69,000 net rentable square foot class “A” office building (“The Bluffs Office Property”) located in San Diego, California. The Bluffs Office Property was purchased from an unrelated third party for approximately $17.7 million. Prentiss Office Investors, L.P. is owned 51% by our operating partnership, Prentiss Properties Acquisition Partners, L.P., and its affiliates and 49% by Stichting Pensioenfonds ABP. Each partner contributed their pro rata share of the purchase price of the property to Prentiss Office Investors, L.P. for the acquisition. Amounts contributed from the operating partnership were funded with proceeds from our revolving credit facility.

On May 25, 2004, we completed the acquisition of a 306,000 net rentable square foot class “A” three building office complex (“Great America Parkway Office Properties”) and an adjacent land parcel located in Santa Clara, California. The Great America Parkway Office Properties and the adjacent land parcel were purchased from an unrelated third party for approximately $34.8 million which was funded primarily with borrowings under our revolving credit facility. The property was 100% vacant upon acquisition. Subsequent to the acquisition, we executed a lease with a third party, unrelated to the seller, for approximately 219,000 net rentable square feet, or approximately 72% of the property.

On October 8, 2004, we completed the acquisition of a 459,000 net rentable square foot class “A” office building (“2101 Webster Office Property”) located in Oakland, California. The 2101 Webster Office Property was purchased from an unrelated third party for approximately $64.8 million which was funded primarily with borrowings under our revolving credit facility.

Item 9.01. Financial Statements, and Exhibits.

Financial Statements and Pro Forma Financial Information

Audited financial information will be provided for the periods specified under Rule 3-14 of Regulation S-X within 71 days of this report. Pro forma financial information for the Company will also be provided at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRENTISS PROPERTIES TRUST

Date: October 14, 2004	/s/ Scott W. Fordham
Scott W. Fordham
Vice President and
Chief Accounting Officer